UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2011

Date of Report (Date of earliest event reported)

Nano Mask, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

209-275-9270

Registrant's telephone number, including area code

Item 7.01 Regulation FD Disclosure

On April 18, 2011, Nano Mask, Inc. (the “Company”) sent a letter to the Securities and Exchange Commission (“SEC”) stating the Company’s intention to complete audits of its financial statements for the years 2007 through 2010 by June 15, 2011. The Company further planned to submit periodic reports to the SEC on Forms 10-K and 10-Q for each of those years on a bi-weekly schedule beginning with the 10-K and 10-Qs for 2007 to be submitted not later than June 30, 2011, with each subsequent year through 2010 submitted at approximately two week intervals thereafter.

The Company completed its Form 10-K and 10-Q filings for 2007 approximately on schedule but has experienced some delays in completing its Form 10-K and 10-Q filings for 2008.  However, the Company intends to submit the 2008 filings shortly and is continuing to work on the filings for 2009 and 2010.

The Company originally intended to complete its delinquent periodic report filings not later than August 29, 2011. At the date of this report, the Company expects to file its Form 10-K and 10-Q filings for 2008 not later than August 1, 2011, for 2009 not later than August 22, 2011, for 2010 not later than September 12, 2011 and for 2011 not later than September 30, 2011 (Forms 10-Q for the first two quarters of 2011).

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 25, 2011

Nano Mask, Inc.

By:  /S/ Edward J. Suydam

Edward Suydam, CEO and President